SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BARNES GROUP  INC

                    GABELLI FOUNDATION
                                 2/09/01            1,000-           20.7450
                    GAMCO INVESTORS, INC.
                                 2/28/01           87,000              *DI
                                 2/27/01              500-           19.0500
                                 2/20/01            1,000            19.4900
                                 2/16/01              500-           19.4500
                                 2/13/01            2,000            20.9850
                                 2/12/01              500            21.0000
                                 1/30/01            1,000            18.5900
                                 1/05/01            5,000-           19.7450
                                 1/04/01            3,000            20.0000
                     GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 2/21/01            2,000-           19.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.